UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): April 15, 2013

Pendrell Corporation

(Exact name of registrant as specified in its charter)

WASHINGTON	001-33008	98-0221142
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2300 Carillon Point

Kirkland, Washington 98033

(Address of principal executive offices) (Zip code)

(425) 278-7100

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 15, 2013, the Board of Directors of Pendrell Corporation (the “Company”) determined that the 2013 annual meeting of shareholders of the Company (the “Annual Meeting”) will be held on June 14, 2013 at 10:00 a.m. Pacific Time at the Woodmark Hotel, 1200 Carillon Point, Kirkland, Washington 98033. The Board of Directors established April 19, 2013 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Consistent with the advance notice requirements contained in the Company’s Bylaws and Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended, written proposals for director nominations or other business to be brought before the Annual Meeting by a shareholder must be delivered to the Company’s Corporate Secretary no later than the close of business on April 26, 2013. Shareholder proposals must comply with other procedures and requirements set forth in the Company’s Bylaws and Rule 14a-8, and will not be effective otherwise. A copy of the Company’s Bylaws may be obtained by submitting a request to the Company’s Secretary.

The address of the Company’s Corporate Secretary is:

Pendrell Corporation

2300 Carillon Point

Kirkland, WA 98033

Attn: Corporate Secretary

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENDRELL CORPORATION

By:	/s/ Robert S. Jaffe
Robert S. Jaffe
Vice President, General Counsel and Corporate Secretary

Dated: April 15, 2013